Exhibit 99.1

ATI’s CFO to Speak at the Deutsche Bank 7th Annual Global Industrials and Materials Summit

PITTSBURGH--(BUSINESS WIRE)--June 2, 2016--Allegheny Technologies Incorporated (NYSE: ATI) announced that Pat DeCourcy, Senior Vice President, Finance and Chief Financial Officer, will speak at the Deutsche Bank 7th Annual Global Industrials and Materials Summit in Chicago, IL on June 9, 2016. Mr. DeCourcy’s remarks and presentation slides will be available live at 12:20 p.m. (ET) on “News & Events” and “Webcast & Presentations”.

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Creating Value Thru Relentless Innovation®

Allegheny Technologies Incorporated is one of the largest and most diversified specialty materials and components producers in the world with revenues of approximately $3.4 billion for the twelve month period ending March 31, 2016. ATI employees use innovative technologies to offer global markets a wide range of specialty materials solutions. Our major markets are aerospace and defense, oil & gas/chemical and hydrocarbon process industry, electrical energy, medical, automotive, food equipment and appliance, and construction and mining.

CONTACT:
Allegheny Technologies
Dan L. Greenfield
412-394-3004